Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 28, 2010, accompanying the consolidated financial statements included in the Annual Report of Integrated Security Systems, Inc. on Form 10-K for the years ended June 30, 2010 and 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Integrated Security Systems, Inc. on Form S-3 (File No. 33-89218) and on Form S-8 (File Nos. 333-76558 and 333-163604).

MONTGOMERY COSCIA GREILICH LLP

Plano, Texas

September 28, 2010